Exhibit 10.2

AMENDMENT

TO THE

MANAGEMENT AGREEMENT

BY AND BETWEEN

JER INVESTORS TRUST INC.

and

JER COMMERCIAL DEBT ADVISORS, LLC

This AMENDMENT No. 1 to the Management Agreement, dated as of June 4, 2004 (the “Management Agreement”), by and between JER Investors Trust Inc., a Maryland Corporation (the “Company), and JER Commercial Debt Advisors, LLC, a Delaware limited liability company (the “Manager”), is made as of this 24th day of January 2006, between the Company and the Manager. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Management Agreement.

W I T N E S S E T H:

WHEREAS, the Company and the Manager are parties to the Management Agreement; and

WHEREAS, the Company and the Manager desire to amend the Management Agreement in the manner and as more fully set forth herein; and

WHEREAS, as permitted by Section 17(d) of the Management Agreement, the parties hereto have consented to amending the Management Agreement in the manner and as more fully set forth herein;

NOW, THEREFORE, in consideration of the mutual promise and agreements herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to Section 1(a). The definition of “Incentive Fee” is hereby deleted in its entirety and replaced with the following definition:

“Incentive Fee”: an incentive management fee payable each fiscal quarter in an amount, not less than zero, equal to the product of: (i) 25% of the dollar amount by which (a) Funds From Operations of the Company (before Incentive Fee but after taking into account the Base Management Fee) for such quarter per share of Common Stock (based on the weighted average number of shares outstanding for such quarter) exceed (b) an amount equal to (1) the weighted average of the price per share of Common Stock issued in the Initial Private Offering and the prices per share of Common Stock in any subsequent offerings by the Company multiplied by (2) the greater of (A) 2.25% and (B) .875% plus one fourth of the Ten-Year U.S. Treasury Rate for such quarter, multiplied by (ii) the weighted average number of shares of Common Stock outstanding during such quarter.

2. Ratification: Except as modified pursuant to this Amendment, the Management Agreement is ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Management Agreement effective as of the date first above written.

JER INVESTORS TRUST INC.

By:	/s/ Gene McQuown
Name: Gene McQuown Title: President

JER COMMERCIAL DEBT ADVISORS, LLC

By:	/s/ Daniel T. Ward
Name: Daniel T. Ward Title: Senior Managing Director